STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

THOMAS NASH

NV

Job:C20180406-0926
April 6, 2018

Special Handling Instructions:
24HR DESIGNATION EMAILED BACK R TUIN 4-6-2018

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20180159324-55	4/6/2018 12:54:16 PM	1	$175.00	$175.00
24 Hour Expedite	20180159324-55	4/6/2018 12:54:16 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5230529616936316803051|	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

THOMAS NASH

NV

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20180159324-55**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **04/06/2018 12:54 PM**
	Entity Number **E0671852009-5**

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Xalles Holdings Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The Board of Directors of the Corporation authorized the designation of 2,000,000 shares of the Corporation's preferred stock as Series C Preferred Stock. The voting powers, preferences, limitations, restrictions are contained in the attached Schedule "A".

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SCHEDULE "A"

CERTIFICATE OF DESIGNATION PREFERENCES AND RIGHTS of SERIES C PREFERRED STOCK

XALLES HOLDINGS INC.

(Pursuant to Section 78.1955 of the
Nevada Revised Statues)

XALLES HOLDINGS INC., a corporation organized and existing under the laws of the State of Nevada (the "**Corporation**"), the Articles of Incorporation of which was filed in the office of the Secretary of State of Nevada on December 14, 2009, hereby certifies that the Board of Directors of the Corporation (the "**Board of Directors**" or the "**Board**"), pursuant to authority of the Board of Directors as required by Section 78.1955 of the Nevada Revised Statutes, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized 2,000,000 shares of preferred stock, par value $0.001 per share (the "**Preferred Stock**"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The Shares of the series shall be designated and known as the Series C Preferred Stock of the Corporation. The Series B Preferred Stock shall consist of 2,000,000 shares. Such Series C Preferred Stock is referred to herein as the "**Series C Preferred Stock**".

II. DIVIDENDS

The Holder of Series C Preferred Stock will not be entitled to receive dividends of any kind, including but not limited to any dividends paid on Common Stock.

III. CONVERSION

The Series C Preferred Stock shall be convertible into Common Stock at any time at a ratio of 100 (one hundred) shares of Common Stock for every 1 (one) share of Series C Preferred Stock.

IV. LIQUIDATION PREFERENCE

The Series C Preferred Stock shall not have any rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

V. VOTING RIGHTS

The Holders of the Series C Preferred Stock will have the voting rights as described in this Section 5 or as required by law. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the Holder thereof, voting separately as a class, shall have the right to vote on all shareholder matters and the number of voting rights shall be equivalent voting as a Common Stock shareholder in the quantity equal to the number of shares of Common Stock that the Series C Preferred Stock is eligible to be converted into.

VI. MISCELLANEOUS

(a) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series C Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (iii) in the case of mutilation, the Series C Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series C Preferred Stock Certificate(s) of like tenor and date.

(b) Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holder of Series C Preferred Stock granted hereunder may be waived as to all shares of Series C Preferred Stock (and the Holders thereof) upon the written consent of the Holder.

(c) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally at the Holder's address appearing on the books of the Company, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party.

IN WITNESS WHEREOF, the undersigned declares under penalty of perjury under the laws of the State of Nevada that he has read the foregoing Certificate of Designation and knows the contents thereof, and that he is duly authorized to execute the same on behalf of the Corporation, this 6th day of April, 2018.

XALLES HOLDINGS INC.

By: /s/ Thomas Nash
Name: Thomas Nash
Title: Pres ident and Chief Executive Officer

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150356232-69
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/07/2015 11:10 AM Entity Number E0671852009-5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Stella Blu, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Artile 1 - Name of Corporation: Xalles Holdings Inc.

Article 3 - Authorized Stock

Effective as of August 19, 2015 (the "Effective Date"), all issued and outstanding shares of common stock of the Corporation automatically shall be increased at a rate of three-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the increase ("New Common").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 63.1%

4. Effective date and time of filing: (optional) Date: August 19, 2015 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X (signature)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

XALLES HOLDINGS INC.

Nevada Business Identification # NV20101008186

Expiration Date: December 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 7, 2015

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases.
Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200
CARSON CITY, NV 89701

Job:C20170901-1532
September 1, 2017

Special Handling Instructions:
FSC REGMAIL SAE 9/1/17

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20170377102-70	9/1/2017 12:12:34 PM	1	$175.00	$175.00
24 Hour Expedite	20170377102-70	9/1/2017 12:12:34 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5042935313576864804023	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200
CARSON CITY, NV 89701

2 of 4

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170377102-70
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/01/2017 12:12 PM
	Entity Number E0671852009-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Xalles Holdings Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The Board of Directors of the Corporation authorized the designation of 1,000,000 shares of the Corporation's preferred stock as Series B Preferred Stock. The voting powers, preferences, limitations, restrictions are contained in the attached Schedule "A".

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X *Tom Nash*

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SCHEDULE "A"

CERTIFICATE OF DESIGNATION PREFERENCES AND RIGHTS of SERIES B PREFERRED STOCK

XALLES HOLDINGS INC.

(Pursuant to Section 78.1955 of the Nevada Revised Statues)

XALLES HOLDINGS INC., a corporation organized and existing under the laws of the State of Nevada (the "**Corporation**"), the Articles of Incorporation of which was filed in the office of the Secretary of State of Nevada on December 14, 2009, hereby certifies that the Board of Directors of the Corporation (the "**Board of Directors**" or the "**Board**"), pursuant to authority of the Board of Directors as required by Section 78.1955 of the Nevada Revised Statutes, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized 1,000,000 shares of preferred stock, par value $0.001 per share (the "**Preferred Stock**"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The Shares of the series shall be designated and known as the Series B Preferred Stock of the Corporation. The Series B Preferred Stock shall consist of 1,000,000 shares. Such Series B Preferred Stock is referred to herein as the "**Series B Preferred Stock**".

II. DIVIDENDS

The Holder of Series B Preferred Stock will not be entitled to receive dividends of any kind, including but not limited to any dividends paid on Common Stock.

III. CONVERSION

The Series B Preferred Stock shall not be convertible into Common Stock at any time.

IV. LIQUIDATION PREFERENCE

The Series B Preferred Stock shall not have any rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

V. VOTING RIGHTS

The Holders of the Series B Preferred Stock will have the voting rights as described in this Section 5 or as required by law. For so long as any shares of the Series B Preferred Stock remain issued and outstanding, the Holder thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to twenty-five (25%) percent of the total vote (including common shares and Series A Preferred Shares).

VI. MISCELLANEOUS

(a) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series B Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (iii) in the case of mutilation, the Series B Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Preferred Stock Certificate(s) of like tenor and date.

(b) Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holder of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Holder.

(c) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally at the Holder's address appearing on the books of the Company, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party.

IN WITNESS WHEREOF, the undersigned declares under penalty of perjury under the laws of the State of Nevada that he has read the foregoing Certificate of Designation and knows the contents thereof, and that he is duly authorized to execute the same on behalf of the Corporation, this 1st day of September, 2017.

XALLES HOLDINGS INC.

By: /s/ Thomas Nash Tom Nash

Name: Thomas Nash

Title: President and Chief Executive Officer